Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 pursuant to Rule 462(b), of our report dated April 18, 2024 (which includes an explanatory paragraph relating to ShoulderUp Technology Acquisition Corp.’s ability to continue as a going concern) relating to the financial statements of ShoulderUp Technology Acquisition Corp., appearing in the Registration Statement on Form S-4, File No.333-282600.

/s/ WithumSmith+Brown, PC

New York, New York

March 27, 2025